Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Kelmoore Strategic Trust:

We consent to the use of our report dated February 25, 2008 with respect to the financial statements of the Kelmoore Strategic Trust (comprising, the Strategy Fund, Strategy Eagle Fund, and Strategy Liberty Fund), incorporated herein by reference and to the references to our firm under the heading, “Financial Highlights” in the prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 26, 2008